Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ TO PRESENT AT THE J.P. MORGAN

GLOBAL HIGH YIELD & LEVERAGED FINANCE

CONFERENCE

Englewood, Colo. — February 19, 2014 — Starz (NASDAQ: STRZA, STRZB) announced that Scott Macdonald, CFO of Starz, will be presenting at the J.P. Morgan, Global High Yield & Leveraged Finance Conference on Wednesday, February 26th at 9:00 AM ET at the Loews Miami Beach Hotel, in Miami Beach, Fla.  Macdonald will also be meeting with investors throughout the day. During his presentation and meetings, Mr. Macdonald may make observations regarding the company’s financial performance.

About Starz
Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies.  As of September 30, 2013, STARZ and ENCORE serve a combined 57.0 million subscribers, including 22.0 million at STARZ, and 35.0 million at ENCORE, making them the largest pair of premium flagship channels in the U.S.  STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY.  Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television.  Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.  Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

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Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com